Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors Frontier Financial Corporation and Subsidiaries

We consent to the incorporation by reference of the registration statement numbers 333-48805, 333-73217, 333-54362, 333-37242, and 333-50882 on Forms S-8 of Frontier Financial Corporation of our report dated January 14, 2005, with respect to the consolidated balance sheet of Frontier Financial Corporation as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareowners’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and our report dated April 22, 2005, with respect to Frontier Financial Corporation’s management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report is included in this amended annual report on Form 10-K/A Amendment No. 1 of Frontier Financial Corporation for the year ended December 31, 2004.

/s/ Moss Adams LLP
Bellingham, Washington
April 27, 2005